Exhibit 10.24

EXECUTION VERSION

WILLIS ENGINE SECURITIZATION TRUST,

as issuer of Series 2008-B1 Notes,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee

SERIES 2008-B1 SUPPLEMENT

Dated as of March 28, 2008

to

INDENTURE

amended and restated as of December 13, 2007

SERIES 2008-B1 NOTES

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS; CALCULATION GUIDELINES

Section 1.01.	Definitions	1

ARTICLE II

CREATION OF THE SERIES 2008-B1 NOTES

Section 2.01.	Designation	4
Section 2.02.	Authentication and Delivery	5
Section 2.03.	Interest Payments on the Series 2008-B1 Notes	6
Section 2.04.	Principal Payments on the Series 2008-B1 Notes	7
Section 2.05.	Prepayment of Principal on the Series 2008-B1 Notes	7
Section 2.06.	Manner of Payment	8
Section 2.07.	Restrictions on Transfer	8
Section 2.08.	Final Maturity Date	8

ARTICLE III

NOTE PROCEEDS; SERIES 2008-B1 ACCOUNT,
APPLICATION OF AMOUNTS THEREIN

Section 3.01.	Application of Note Proceeds	8
Section 3.02.	Series 2008-B1 Series Account	8
Section 3.03.	Distributions from Series 2008-B1 Series Account	9

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS OF SERIES 2008-B1 HOLDERS

Section 4.01.	Conditions Precedent to Obligations of Series 2008-B1 Holders to Purchase Series 2008-B1 Notes	11

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01.	Indenture Representations and Warranties	11

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01.	Ratification of Indenture	11
Section 6.02.	Counterparts	11
Section 6.03.	Governing Law; Jurisdiction	11

i

Section 6.04.	Notices to Rating Agencies	12
Section 6.05.	Statutory References	12
Section 6.06.	Amendments and Modifications	12
Section 6.07.	Waiver of Jury Trial	12
Section 6.08.	Appointment of Representative	12
Section 6.09.	Tax Matters	12

EXHIBIT

EXHIBIT A	Form of Series 2008-B1 Note

SCHEDULE

SCHEDULE 1	Scheduled Targeted Principal Balance by Payment Date

ii

This SERIES 2008-B1 SUPPLEMENT, dated as of March 28, 2008 (as amended, modified or supplemented from time to time, this “Supplement” or the “Series 2008-B1 Supplement”), issued pursuant to, and incorporating the terms of, the Indenture, dated as of August 9, 2005 and amended and restated as of December 13, 2007 (as previously supplemented and as further amended, modified or supplemented from time to time, the “Indenture”), is entered into between WILLIS ENGINE SECURITIZATION TRUST, a Delaware statutory trust (“WEST”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH THAT:

WHEREAS, the Controlling Trustees of WEST have authorized the issuance of a Series of Additional Notes, to be issued as Series B Term Notes, the proceeds of which are to be used to refinance the Series 2005-B2 Warehouse Notes; and

WHEREAS, WEST and the Indenture Trustee wish to set forth the Principal Terms of such Additional Notes to be issued pursuant to this Supplement and designated as “Series 2008-B1 Floating Rate Secured Notes”.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CALCULATION GUIDELINES

Section 1.01.     Definitions.  (a)  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture. Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

 “Additional Interest” means, for the Series 2008-B1 Notes, interest at the Series 2008-B1 Base Interest Rate on the aggregate amount of any unpaid interest on the Series 2008-B1 Notes (including any unpaid portion of the Base Interest Amount and any Additional Interest Amount).

“Additional Interest Amount” means, for any Payment Date for the Series 2008-B1 Notes, an amount equal to the Additional Interest for the Series 2008-B1 Notes on the aggregate amount of unpaid interest (including any unpaid portion of any Base Interest Amount and any Additional Interest Amount for the Series 2008-B1 Notes and the other amounts described in Section 2.03(b) hereof) that was due and payable (but not paid) on, or with respect to, the Series 2008-B1 Notes on any prior Payment Date. The amount described in the preceding sentence constitutes the Additional Interest Amount for the Series 2008-B1 Notes for purposes of Sections 3.13 and 3.14 of the Indenture.

“Base Interest Amount” means, for any Payment Date for the Series 2008-B1 Notes, an amount equal to the accrued and unpaid interest at the Series 2008-B1 Base Interest

Rate on the Outstanding Principal Balance of the Series 2008-B1 Notes for the Interest Accrual Period ending on such date. The amount described in the preceding sentence constitutes the Base Interest Amount for the Series 2008-B1 Notes for purposes of Sections 3.13 and 3.14 of the Indenture.

“Calyon” means Calyon Securities (USA) Inc.

“Closing Date” means March 28, 2008.

“Holder Indemnified Amounts” means indemnification payments as provided for in Article 7 of the Series 2008-B1 Note Purchase Agreement.

“ Interest Amount” means, for any Payment Date for the Series 2008-B1 Holders, an amount equal to the sum of the Base Interest Amount and the Additional Interest Amount due and payable on the Series 2008-B1 Notes on such Payment Date.

 “Majority of Holders” means, with respect to the Series 2008-B1 Notes as of any date of determination, Series 2008-B1 Holders that, individually or in the aggregate, own Series 2008-B1 Notes representing more than fifty percent (50%) of the then aggregate Outstanding Principal Balance of the Series 2008-B1 Notes.

“One-Month LIBOR” means, for any Interest Accrual Period, LIBOR, as defined in the Indenture, for the Specified Period as of the Reference Date for such Interest Accrual Period.

“Optional Redemption” means a voluntary prepayment by WEST of all or a portion of the Outstanding Principal Balance of the Series 2008-B1 Notes in accordance with the terms of this Supplement.

“Optional Redemption Date” shall have the meaning set forth in Section 2.05(a) hereof.

 “Rating Agencies” means Fitch and Moody’s.

“Redemption Premium” shall mean, for any Optional Redemption, the applicable Redemption Premium calculated as a percentage of the Outstanding Principal Balance of the Series 2008-B1 Notes being redeemed in such Optional Redemption depending on the date of the Optional Redemption, as set forth below. No Redemption Premium shall be payable in any Acquisition Balance Redemption:

Redemption Date	Redemption Premium Percentage
After the Initial Closing Date and on or before the first anniversary of the Closing Date	2.00%

After the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date	1.00%

After the second anniversary of the Closing Date	0.00%

“Redemption Price” shall mean, in any Optional Redemption, the Outstanding Principal Balance of the Series 2008-B1 Notes in an Optional Redemption in whole, and the portion of the Outstanding Principal Balance being redeemed in an Optional Redemption in part, in each case together with the Redemption Premium, if any, as of the applicable Redemption Date specified in the definition of “Redemption Premium”.

“Scheduled Targeted Principal Balance” means for the Series 2008-B1 Notes for each Payment Date, the amount set forth opposite such Payment Date on Schedule 1 hereto under the column entitled “Scheduled Targeted Principal Balance”, as adjusted from time to time pursuant to Section 2.04(b) or Section 2.05(c) hereof.

“Series 2008-A1 Holders” means, on the Closing Date, the Persons named as Series 2008-A1 Holders in the Series 2008-A1 Note Purchase Agreement and, at any time of determination thereafter, any Person in whose name a Series 2008-A1 Note is registered in the Register.

“Series 2008-A1 Notes” means the notes issued pursuant to the Series 2008-A1 Note Purchase Agreement and the Series 2008-A1 Supplement.

“Series 2008-A1 Note Purchase Agreement” means the Series 2008-A1 Note Purchase and Loan Agreement, dated as of March 25, 2008, among WEST, the Administrative Agent and the Series 2008-A1 Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Series 2008-A1 Supplement” means the Series 2008-A1 Supplement to the Indenture, dated as of March 28, 2008, between WEST and the Indenture Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

 “Series 2008-B1 Base Interest Rate” means, for each Interest Accrual Period, One-Month LIBOR plus 3.50% per annum.

“Series 2008-B1 Definitive Notes” means Series 2008-B1 Notes in the form attached as Exhibit A hereto, with the applicable legend for Definitive Notes required by Section 2.02 of the Indenture inscribed on the face thereof.

“Series 2008-B1 Expected Final Payment Date” means March 15, 2023.

“Series 2008-B1 Final Maturity Date” means December 15, 2032.

“Series 2008-B1 Holders” means, on the Closing Date, the Initial Series 2008-B1 Holder (as defined in the Series 2008-B1 Note Purchase Agreement) and, at any time of determination thereafter, any Person in whose name a Series 2008-B1 Note is registered in the Register.

“Series 2008-B1 Note Purchase Agreement” means the Series 2008-B1 Note Purchase and Loan Agreement, dated as of March 25, 2008, among WEST, the Administrative Agent and the Initial Series 2008-B1 Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Series 2008-B1 Notes” means the Series of Notes designated as the “Series 2008-B1 Floating Rate Secured Notes” to be issued on the Closing Date and having the terms and conditions specified in this Supplement, substantially in the form of Exhibit A hereto, and including any and all replacements, extensions, substitutions or renewals of such Notes.

 “Series 2008-B1 Series Account” means the Series Account of that name established in accordance with Section 3.02 hereof and Sections 3.01 and 3.09 of the Indenture.

“Series 2008-B1 Transaction Documents” means any and all of this Supplement, the Series 2008-B1 Notes, and the other Related Documents, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

 “Specified Period” means one month.

“Supplemental Principal Payment Amount” means, for the Series 2008-B1 Notes on any Payment Date, the amount (if any) of a Series B Supplemental Principal Payment Amount allocated and paid to the Series 2008-B1 Notes on such Payment Date in accordance with the provisions of Sections 3.14 and 3.15(b) of the Indenture and Sections 2.04(a) and 3.03 hereof.

“Willis” means Willis Lease Finance Corporation, a Delaware corporation.

(b)           The conventions of construction and usage set forth in Section 1.02 of the Indenture are hereby incorporated by reference in this Supplement.

ARTICLE II

CREATION OF THE SERIES 2008-B1 NOTES

Section 2.01.     Designation.

(a)           There is hereby created a Series of Series B Term Notes to be issued pursuant to the Indenture and this Supplement and to be known as the “Series 2008-B1 Floating Rate Secured Notes”, referred to herein as the “Series 2008-B1 Notes”. The Series 2008-B1 Notes may be issued in an aggregate principal amount up to $32,000,000, provided that Series 2008-B1 Note in the initial principal balance of $20,282,212.00 will be issued on the Closing

Date.  WEST may, from time to time after the Closing Date and up to and including September 30, 2008 (the “Issuance Period”), issue additional Series 2008-B1 Notes in an aggregate initial principal balance up to $11,717,788.00 adjusted as provided below. The Series 2008-B1 Notes and will not have priority over any other Series of Series B Notes except to the extent set forth in the Supplement for such other Series and the Indenture. The Series Issuance Date of the Series 2008-B1 Notes (including Series 2008-B1 Notes issued during the Issuance Period) is March 28, 2008. The Series 2008-B1 Notes are classified as “Term Notes”, “Series B Notes”, “Series B Term Notes”, and “Floating Rate Notes”, as each such term is used in the Indenture. The Series 2008-B1 Notes will be rated on the Closing Date by each of Moody’s and Fitch.  The Series 2008-B1 Notes shall be issued in the form of Definitive Notes.

(b)           The first Payment Date with respect to the Series 2008-B1 Notes shall be on April 15, 2008.

(c)           Payments of principal on the Series 2008-B1 Notes shall be made from funds on deposit in the Series 2008-B1 Series Account or otherwise at the times and in the amounts set forth in Article III of the Indenture and Sections 2.04, 2.05 and 3.03 of this Supplement.  If, at the time any Series 2008-B1 Notes are issued after the Closing Date and, during the Issuance Period, the Outstanding Principal Balance of the Series 2008-B1 Notes issued on the Closing Date has been reduced by principal payments made in accordance with Section 2.04 hereof, the initial principal amount of the Series 2008-B1 Notes issued after the Closing Date shall be reduced in proportion to the principal payments so made, and the remaining Scheduled Targeted Principal Balances shall be increased proportionately to the initial principal balance of the Series 2008-B1 Notes being issued after the Closing Date.

(d)           In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

Section 2.02.     Authentication and Delivery.

(a)           On the Series Issuance Date, WEST shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 2.01(c) of the Indenture to duly authenticate and deliver, and the Indenture Trustee, upon receiving such direction, subject to compliance with the conditions precedent set forth in Section 4.01 hereof, (i) shall authenticate the Series 2008-B1 Notes in accordance with such written direction and (ii) shall deliver such Series 2008-B1 Notes to the Series 2008-B1 Holders, in accordance with such written direction.

(b)           The Series 2008-B1 Notes are not being registered with the SEC and may not be sold, transferred or otherwise disposed of except in compliance with the provisions of the Indenture and except as follows:

(i)            to Persons that the transferring Person reasonably believes are Qualified Institutional Buyers, in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A;

(ii)           in offshore transactions in reliance on Regulation S;

(iii)          to Institutional Accredited Investors that deliver an Investment Letter to the Indenture Trustee;

(c)           The Series 2008-B1 Notes shall be executed by manual or facsimile signature on behalf of WEST and authenticated by a Responsible Officer of the Indenture Trustee and shall be substantially in the form of Exhibit A hereto, as applicable, with the appropriate legend required by Section 2.02 of the Indenture inscribed on the face thereof.

(d)           The Series 2008-B1 Notes shall be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

Section 2.03.     Interest Payments on the Series 2008-B1 Notes.

(a)           Interest on Series 2008-B1 Notes.  Interest on each Series 2008-B1 Note shall (i) accrue during each Interest Accrual Period at the Series 2008-B1 Base Interest Rate, (ii) be calculated on the basis of actual days elapsed over a year of 360 days, (iii) be due and payable in arrears on each Payment Date, and (iv) be calculated based on the Outstanding Principal Balance of such Series 2008-B1 Note during such Interest Accrual Period. All amounts of the Base Interest Amount for Series 2008-B1 Notes shall be due and payable on the earlier to occur of (i) the date on which the Series 2008-B1 Notes have been accelerated in accordance with the provisions of Section 4.02 of the Indenture and (ii) the Series 2008-B1 Final Maturity Date.  The Administrative Agent shall include in the Monthly Report delivered to the Series 2008-B1 Holders the Series 2008-B1 Base Interest Rate for the Interest Accrual Period beginning in the month after the month covered by such Monthly  Report.

(b)           Additional Interest.  If WEST shall fail to pay the Base Interest Amount on any Series 2008-B1 Note when due, or any other amount becoming due under this Supplement (other than payments of principal on the Series 2008-B1 Notes), WEST shall, from time to time, pay Additional Interest on such unpaid amounts, to the extent permitted by Applicable Law, to, but not including, the date of actual payment (after as well as before judgment), for the period during which such interest or other amount shall be unpaid from the due date of such payment to the date of actual payment thereof. Any such interest shall be payable at the times and subject to the priorities set forth in Section 3.03 of this Supplement and Section 3.14 of the Indenture.  All amounts of Additional Interest shall be due and payable on the earlier to occur of (i) the date on which the Series 2008-B1 Notes have been accelerated in accordance with the provisions of Section 4.02 of the Indenture and (ii) the Series 2008-B1 Final Maturity Date.

(c)           Maximum Interest Rate.  In no event shall the interest charged with respect to a Series 2008-B1 Note exceed the maximum amount permitted by Applicable Law.  If at any time the Interest Amount charged with respect to the Series 2008-B1 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series 2008-B1 Note shall be limited to the maximum rate permitted by Applicable Law, but any subsequent reductions in the One-Month LIBOR shall not reduce the interest to accrue on such Series 2008-B1 Note below the maximum amount permitted by Applicable Law until the total amount of interest accrued on such Series 2008-B1 Note equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate had at all times been in effect.  If the total amount of interest paid or accrued on the Series 2008-B1 Note under the foregoing provisions is less than the total amount of interest that would have accrued if the interest rate had at all times been in effect, WEST agrees to pay to the Series 2008-B1 Holders an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by Applicable Law had at all times been in effect, or (ii) the amount of interest that would have accrued if the interest rate had at all times been equal to the Interest Amount, and (b) the amount of interest accrued in accordance with the other provisions of this Supplement.

Section 2.04.     Principal Payments on the Series 2008-B1 Notes.

(a)           The Scheduled Principal Payment Amount calculated for the Series 2008-B1 Notes for each Payment Date shall be payable to the Holders of the Series 2008-B1 Notes on each Payment Date from amounts deposited in the Series 2008-B1 Series Account on such Payment Date as provided in Section 3.14 of the Indenture and Section 3.03 of this Supplement. In addition, any portion of the Supplemental Principal Payment Amount for any Payment Date allocated to the Series 2008-B1 Notes pursuant to Section 3.15(b) of the Indenture shall be payable to the Holders of the Series 2008-B1 Notes on such Payment Date from amounts deposited in the Series 2008-B1 Series Account as provided in Section 3.14 of the Indenture and Section 3.03 of this Supplement.  So long as an Early Amortization Event or an Event of Default is then continuing, then, in addition to the foregoing, the Outstanding Principal Balance of the Series 2008-B1 Notes shall be payable on each Payment Date to the extent that amounts are available for such purpose in accordance with the provisions of Section 3.14 of the Indenture and Section 3.03 of this Supplement. The unpaid principal amount of the Series 2008-B1 Notes together with all unpaid interest (including all Additional Interest), fees, expenses, costs and other amounts payable by WEST pursuant to the terms of the Indenture and this Supplement shall be due and payable in full on the Series 2008-B1 Final Maturity Date.

(b)           The Scheduled Targeted Principal Balances for the Series 2008-B1 Notes shall be adjusted at the times and in the manner indicated in Section 3.19 of the Indenture.

Section 2.05.     Prepayment of Principal on the Series 2008-B1 Notes.

(a)           WEST will have the option to prepay, in an Optional Redemption on any Payment Date (each such Payment Date, an “Optional Redemption Date”) all, or any portion, of the Outstanding Principal Balance of the Series 2008-B1 Notes on such Payment Date, in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000), in the case of any prepayment in part, for the applicable Redemption Price as of such Optional Redemption Date, provided that, as a condition to any such prepayment in part, the Outstanding Principal Balance of the Series 2008-B1 Notes shall be prepaid by a proportionate amount to the Series 2008-B1 Holders, such prepayment to be made as provided in the Series 2008-B1 Supplement.  WEST may not make such prepayment from funds in the Collections Account, except to the extent that funds in any such Account would otherwise be payable to WEST in accordance with the terms of this Supplement and the Indenture, and may make any such prepayment in part from funds in the Series 2008-B1 Series Account, provided that funds in such Account may be used to fund a prepayment in whole but not in part. Any Optional Redemption in connection with a Refinancing funded with the proceeds of Additional Notes must be in whole, and any other Optional

Redemption financed with funds other than funds in the Collections Account or the proceeds of Additional Notes may be in whole or in part.

(b)           The Scheduled Targeted Principal Balances on any Optional Redemption Date for an Optional Redemption in part and on each succeeding Payment Date shall be adjusted as provided in Section 3.19(b) of the Indenture.

Section 2.06.     Manner of Payment.  All payments of principal and interest on the Series 2008-B1 Notes payable on each Payment Date shall be paid to the Series 2008-B1 Holders reflected in the Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 1:00 p.m. (New York City time) on such Payment Date. Any payments received by the Series 2008-B1 Holders after 1:00 p.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day.

Section 2.07.     Restrictions on Transfer.  On the Closing Date, WEST shall sell, pursuant to the Series 2008-B1 Note Purchase Agreement, the Series 2008-B1 Notes to the Persons named as Series 2008-B1 Holders in the Series 2008-B1 Note Purchase Agreement and deliver such Series 2008-B1 Notes in accordance herewith and therewith. Thereafter, no Series 2008-B1 Note may be sold, transferred or otherwise disposed of except in compliance with the provisions of the Indenture, this Supplement and the Series 2008-B1 Note Purchase Agreement. Except as provided in the Indenture, the Indenture Trustee shall have no obligations or duties with respect to determining whether any transfers of the Series 2008-B1 Notes are made in accordance with the Securities Act or any other law; provided that with respect to Series 2008-B1 Definitive Notes, the Indenture Trustee shall enforce such transfer restrictions in accordance with the terms set forth in this Supplement.

Section 2.08.     Final Maturity Date.  The unpaid principal amount of the Series 2008-B1 Notes together with all unpaid interest (including all Additional Interest), fees, expenses, costs and other amounts payable by WEST pursuant to the terms of the Indenture, this Supplement and the other Series 2008-B1 Transaction Documents shall be due and payable in full on the earlier to occur of (i) the date on which the Series 2008-B1 Notes have been accelerated in accordance with the provisions of Section 4.02 of the Indenture and (ii) the Series 2008-B1 Final Maturity Date.

ARTICLE III

NOTE PROCEEDS; SERIES 2008-B1 ACCOUNT,
APPLICATION OF AMOUNTS THEREIN

Section 3.01.     Application of Note Proceeds.  The Administrative Agent shall, on the Closing Date, upon the Operating Bank’s receipt of the Net Proceeds of the Series 2008-A1 Notes and the Series 2008-B1 Notes, make, or direct the Operating Bank in writing to deposit in the Redemption/Defeasance Account, out of the Net Proceeds of the Series 2008-B1 Notes, an amount to be used to repay the Series 2005-B2 Warehouse Notes.

Section 3.02.     Series 2008-B1 Series Account.  The Indenture Trustee shall establish on or before the Closing Date pursuant to Sections 3.01 and 3.09 of the Indenture and shall maintain, so long as any Series 2008-B1 Note is Outstanding, an Eligible Account which shall be designated as the “Series 2008-B1 Series Account”, which account shall be held in the name of the Indenture Trustee for the benefit of the Series 2008-B1 Holders. All deposits of funds by, or for the benefit of, the Series 2008-B1 Holders from the Collections Account and otherwise shall be accumulated in, and withdrawn from, the Series 2008-B1 Series Account in accordance with the provisions of the Indenture and this Supplement.

Section 3.03.     Distributions from Series 2008-B1 Series Account.  On each Payment Date, the Indenture Trustee shall distribute funds then on deposit in the Series 2008-B1 Series Account in accordance with the provisions of either subsection (a), (b) or (c) of this Section 3.03, in each case in accordance with the Payment Date Schedule and only to the extent that the Prior Ranking Amounts have been paid in full.

(a)           If neither an Early Amortization Event nor an Event of Default shall have occurred and be continuing with respect to any Series of Notes:

i.                  To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of the Base Interest Amount for each such Payment Date;

ii.               To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to the Holders of the Series 2008-B1 Notes on such Payment Date;

iii.            To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of the Series B Supplemental Principal Payment Amount (if any) then due and payable to the Holders of the Series 2008-B1 Notes on such Payment Date;

iv.           To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of any Additional Interest Amount then due and payable by WEST to the Series 2008-B1 Holders;

v.              To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of the Holder Indemnified Amounts due and payable to the Series 2008-B1 Holders; and

vi.           After payment in full of the foregoing amounts pursuant to this Section 3.03(a) of this Supplement, to WEST, any remaining amounts then on deposit in the Series 2008-B1 Series Account.

(b)           If either an Early Amortization Event or an Event of Default shall have occurred and be continuing, so long as the Indenture Trustee shall not have received a Collateral Liquidation Notice:

i.                  To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of the Base Interest Amount for such Payment Date;

ii.               To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to the Holders of the Series 2008-B1 Notes on such Payment Date;

iii.            To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of any Additional Interest Amount then due and payable by WEST to the Series 2008-B1 Holders;

iv.           To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of the then unpaid principal balances of the Series 2008-B1 Notes then Outstanding until the Outstanding Principal Balance of the Series 2008-B1 Notes has been reduced to zero;

v.              To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of the Holder Indemnified Amounts due and payable to the Series 2008-B1 Holders; and

vi.           After payment in full of the foregoing amounts pursuant to this Section 3.03(b) of this Supplement, to WEST, any remaining amounts then on deposit in the Series 2008-B1 Series Account.

(c)           If an Event of Default shall have occurred and be continuing, and the Indenture Trustee shall have received a Collateral Liquidation Notice:

i.                  To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of the Base Interest Amount for such Payment Date;

ii.               To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of any Additional Interest Amount then due and payable by WEST to the Series 2008-B1 Holders;

iii.            To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of the then unpaid principal balances of the Series 2008-B1 Notes then Outstanding until the Outstanding Principal Balance of the Series 2008-B1 Notes has been reduced to zero;

iv.           To each Holder of a Series 2008-B1 Note on the related Record Date, an amount equal to its pro rata portion of the Holder Indemnified Amounts due and payable to the Series 2008-B1 Holders; and

v.              After payment in full of the foregoing amounts pursuant to this Section 3.03(c) of this Supplement, to WEST, any remaining amounts then on deposit in the Series 2008-B1 Series Account.

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS OF SERIES 2008-B1 HOLDERS

Section 4.01.               Conditions Precedent to Obligations of Series 2008-B1 Holders to Purchase Series 2008-B1 Notes.  The Indenture Trustee shall not authenticate the Series 2008-B1 Notes unless (a) all conditions to the issuance of the Series 2008-B1 Notes set forth in Section 2.10(d) of the Indenture and in Article 3 of the Series 2008-B1 Note Purchase Agreement shall have been satisfied, and (b) WEST shall have delivered an Officer’s Certificate to the Indenture Trustee to the effect that all such conditions set forth in Section 2.10(d) of the Indenture and in the Series 2008-B1 Note Purchase Agreement shall have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01.               Indenture Representations and Warranties.  To induce the Series 2008-B1 Holders to purchase the Series 2008-B1 Notes hereunder, WEST hereby makes to the Indenture Trustee for the benefit of the Series 2008-B1 Holders as of the Closing Date all of the representations and warranties set forth in Section 5.01 of the Indenture.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01.               Ratification of Indenture.  As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 6.02.               Counterparts.  This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 6.03.               Governing Law; Jurisdiction. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Supplement and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to such courts being nominated as the forum or venue to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Supplement and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto consents to the granting of such legal or equitable relief as is deemed appropriate by such courts.

Section 6.04.               Notices to Rating Agencies.  Whenever any notice or other communication is required to be given to the Rating Agencies pursuant to the Indenture or this Supplement, such notice or communication shall be delivered as follows: (i) if to Moody’s, at Moody’s Investors Service, Inc., 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: ABS/RMBS Monitoring Department and (ii) if to Fitch, at One State Street Plaza, New York, New York 10004, Attention: ABS Monitoring Group – Equipment Leases. Any rights to notices conveyed to a Rating Agency pursuant to the terms of this Supplement shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to the Series 2008-B1 Notes.

Section 6.05.               Statutory References.  References in this Supplement and any other Series 2008-B1 Transaction Document to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

Section 6.06.               Amendments and Modifications.  The terms of this Supplement may be waived, modified or amended only in a written instrument signed by each of WEST and the Indenture Trustee and, except with respect to the matters set forth in (and subject to the terms of) Section 9.01 and 10.02 of the Indenture, only with the prior written consent of the Majority of Holders or, with respect to the matters set forth in Sections 9.02(a) of the Indenture, the prior written consent of the Holders of all Series 2008-B1 Notes then Outstanding.

Section 6.07.               Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS SUPPLEMENT OR ANY OTHER SERIES 2008-B1 TRANSACTION DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 6.08.               Appointment of Representative. The Majority of Holders shall be authorized to appoint a representative to act on their behalf with such authority as shall be provided in such appointment, provided that, such authority shall not extend to the taking of any action under the Related Documents requiring the consent of all Series 2008-B1 Holders.

Section 6.09.               Tax Matters.  To the extent required by law, WEST will timely file any tax returns, reports or information statements in respect of the Series 2008-B1 Notes, including, without limitation, Form 8281, to the extent applicable.

[Signature page follows.]

IN WITNESS WHEREOF, WEST and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers all as of the day and year first above written.

WILLIS ENGINE SECURITIZATION TRUST

By:	/s/ Bradley S. Forsyth
Name: Bradley S. Forsyth
Title: Controlling Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Irene Siegel
Name: Irene Siegel
Title: Vice President

By:	/s/ Aranka R. Paul
Name: Arankra R. Paul
Title: Assistant Vice President

EXHIBIT A

SERIES 2008-B1 SUPPLEMENT

FORM OF SERIES 2008-B1 NOTE

Except as specified in Section 2.12(f) of the Indenture, each 144A Book-Entry Note, each Unrestricted Book-Entry Note and each Definitive Note issued in reliance on Section 4(2) of the Securities Act (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S) AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT BEFORE TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE THAT WILLIS ENGINE SECURITIZATION TRUST, A DELAWARE STATUTORY TRUST (“WEST”), OR ANY OF ITS AFFILIATES OWNED THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO WEST OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE INDENTURE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE INDENTURE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO WEST THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH OF CASES (A) THROUGH (F) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TWO-YEAR PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON

THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT SUCH TRANSFER NOTICE TO THE INDENTURE TRUSTEE.  IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IF THE TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE INDENTURE TRUSTEE AND WEST SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE INDENTURE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Each Book-Entry Note shall also bear the following legend on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO WEST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS BOOK-ENTRY NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS BOOK-ENTRY NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.12 OF THE INDENTURE.

Each Regulation S Temporary Book-Entry Note shall bear the following legend on the face thereof:

THIS NOTE IS A REGULATION S TEMPORARY BOOK-ENTRY NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE.

WILLIS ENGINE SECURITIZATION TRUST

SERIES 2008-B1 FLOATING RATE SECURED NOTE

$[XX]	No.

March, [     ], 2008

KNOW ALL PERSONS BY THESE PRESENTS that WILLIS ENGINE SECURITIZATION TRUST, a Delaware statutory trust (“WEST”), for value received, hereby promises to pay to [                        ], or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of [                    ] Dollars ($                ), which sum shall be payable on each Payment Date on the dates and in the amounts set forth in the Indenture, dated as of August 9, 2005 and amended and restated as of December 13, 2007 (as amended, restated or otherwise modified from time to time, the “Indenture”), and the Series 2008-B1 Supplement, dated as of March 28, 2008 (as amended, restated or otherwise modified from time to time, the “Series 2008-B1 Supplement”), each between WEST and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series 2008-B1 Floating Rate Secured Note (this “Series 2008-B1 Note”) on the dates and in the amounts set forth in the Indenture and the Series 2008-B1 Supplement. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2008-B1 Supplement.

Payment of the principal of and interest on this Series 2008-B1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on, this Series 2008-B1 Note is payable at the times and in the amounts set forth in the Indenture and the Series 2008-B1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the related Record Date.

This Series 2008-B1 Note is one of the authorized notes identified in the title hereto and issued pursuant to the Indenture and the Series 2008-B1 Supplement.

The Series 2008-B1 Notes shall be an obligation of WEST and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Series 2008-B1 Note is transferable as provided in the Indenture and the Series 2008-B1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2008-B1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or WEST may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Series 2008-B1 Notes.

WEST, the Indenture Trustee and any other agent of WEST may treat the Person in whose name this Series 2008-B1 Note is registered as the absolute owner hereof for all purposes, and neither WEST, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Series 2008-B1 Note are subject to Optional Redemption, at the times and subject to the conditions set forth in the Indenture and the Series 2008-B1 Supplement.

If an Event of Default under the Indenture shall occur and be continuing, the principal of and accrued interest on this Series 2008-B1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2008-B1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Series 2008-B1 Note and on all future holders of this Series 2008-B1 Note and of any Series 2008-B1 Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2008-B1 Note. Supplements and amendments to the Indenture and the Series 2008-B1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2008-B1 Supplement.

The Holder of this Series 2008-B1 Note shall have no right to enforce the provisions of the Indenture and the Series 2008-B1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2008-B1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2008-B1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2008-B1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2008-B1 Note on or after the due date thereof.

The indebtedness evidenced by the Notes issued under the Series 2008-B1 Supplement is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Series 2008-B1 Note is issued subject to such provisions. Each Holder of this Series 2008-B1 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture, and (c) appoints the Indenture Trustee his attorney-in-fact for such purpose.

The maturity of this Series 2008-B1 Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture. The Holders of the Notes issued under the Series 2008-B1 Supplement shall not be permitted to deliver a Default Notice or to exercise any remedy in respect of any such Event of Default until all interest on and principal of the Series B Notes have been paid in full.

The Holder of this Series 2008-B1 Note agrees, by acceptance hereof, to pay over to the Administrative Agent any money (including principal, premium and interest) paid to it in respect of this Series 2008-B1 Note in the event that the Indenture Trustee, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Administrative Agent in making such payment.

The subordination provisions contained in Section 3.14 and Article XI of the Indenture may not be amended or modified without the consent of each Hedge Counterparty, each Holder of the subclass affected thereby and each Holder of any subclass of Notes ranking senior thereto.

The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Series of Notes to waive compliance by WEST with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Series 2008-B1 Note and of any Series 2008-B1 Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Series 2008-B1 Note, whether or not notation of such consent or waiver is made upon this Series 2008-B1 Note.

This Series 2008-B1 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws, other than Sections 5-1401 and 5-1402 of the New York General Obligations Laws.

All terms and provisions of the Indenture and the Series 2008-B1 Supplement are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2008-B1 Supplement and the issuance of this Series 2008-B1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its Responsible Officers, this Series 2008-B1 Note shall not be entitled to any benefit under the Indenture and the Series 2008-B1 Supplement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, WEST has caused this Series 2008-B1 Note to be duly executed by its duly authorized representative, as of the date first set above.

WILLIS ENGINE SECURITIZATION TRUST, as issuer of Series 2008-B1 Notes

By:
Name:
Title:

This Note is one of the Series 2008-B1 Notes described in the within-mentioned Series 2008-B1 Supplement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Schedule A to Series 2008-B1 Note

Aggregate principal amount of any Series 2008-B1 Note issued in exchange for a portion or portions hereof and any portion or portions of any Series 2008-B1 Note exchanged for a portion or portions hereof:

Date	Principal Amount Issued or Repaid	Remaining Principal Amount of this Series 2008-B1 Note	Notation Made by or on Behalf of

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Taxpayer identification No.

Address:

the within Series 2008-B1 Note and all rights thereunder, hereby irrevocably constituting and appointing                                                              attorney to transfer said Series 2008-B1 Note on the books of WEST with full power of substitution in the premises.

Date:	By:
Name:
Title:

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

In connection with any transfer of this Series 2008-B1 Note occurring prior to the date which is the earlier of the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising:

{Check One}

{ } (a) this Series 2008-B1 Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder;

or

{ } (b) this Series 2008-B1 Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Series 2008-B1 Note and the Indenture.

If none of the foregoing boxes is checked, the Indenture Trustee or other Note Registrar shall not be obligated to register this Series 2008-B1 Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.12 of the Indenture shall have been satisfied.

Date:	By:
Name:
Title:

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED: The undersigned represents and warrants that it is purchasing this Series 2008-B1 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding WEST as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	By:
Name:
Title:

SCHEDULE 1

SERIES 2008-B1 SUPPLEMENT

SCHEDULED TARGETED PRINCIPAL BALANCES

Series 2008-B1 Scheduled Targeted Principal Balances by Period

Period	Payment Date Occurring In:	Scheduled Targeted Principal Balance	Period	Payment Date Occurring In:	Scheduled Targeted Principal Balance	Period	Payment Date Occurring In:	Scheduled Targeted Principal Balance
1	4/15/2008	20,169,533	41	8/15/2011	15,662,375	81	12/15/2014	11,155,217
2	5/15/2008	20,056,854	42	9/15/2011	15,549,696	82	1/15/2015	11,042,538
3	6/15/2008	19,944,175	43	10/15/2011	15,437,017	83	2/15/2015	10,929,859
4	7/15/2008	19,831,496	44	11/15/2011	15,324,338	84	3/15/2015	10,817,180
5	8/15/2008	19,718,817	45	12/15/2011	15,211,659	85	4/15/2015	10,704,501
6	9/15/2008	19,606,138	46	1/15/2012	15,098,980	86	5/15/2015	10,591,822
7	10/15/2008	19,493,459	47	2/15/2012	14,986,301	87	6/15/2015	10,479,143
8	11/15/2008	19,380,780	48	3/15/2012	14,873,622	88	7/15/2015	10,366,464
9	12/15/2008	19,268,101	49	4/15/2012	14,760,943	89	8/15/2015	10,253,785
10	1/15/2009	19,155,422	50	5/15/2012	14,648,264	90	9/15/2015	10,141,106
11	2/15/2009	19,042,743	51	6/15/2012	14,535,585	91	10/15/2015	10,028,427
12	3/15/2009	18,930,065	52	7/15/2012	14,422,906	92	11/15/2015	9,915,748
13	4/15/2009	18,817,386	53	8/15/2012	14,310,227	93	12/15/2015	9,803,069
14	5/15/2009	18,704,707	54	9/15/2012	14,197,548	94	1/15/2016	9,690,390
15	6/15/2009	18,592,028	55	10/15/2012	14,084,869	95	2/15/2016	9,577,711
16	7/15/2009	18,479,349	56	11/15/2012	13,972,190	96	3/15/2016	9,465,032
17	8/15/2009	18,366,670	57	12/15/2012	13,859,512	97	4/15/2016	9,352,353
18	9/15/2009	18,253,991	58	1/15/2013	13,746,833	98	5/15/2016	9,239,674
19	10/15/2009	18,141,312	59	2/15/2013	13,634,154	99	6/15/2016	9,126,995
20	11/15/2009	18,028,633	60	3/15/2013	13,521,475	100	7/15/2016	9,014,316
21	12/15/2009	17,915,954	61	4/15/2013	13,408,796	101	8/15/2016	8,901,637
22	1/15/2010	17,803,275	62	5/15/2013	13,296,117	102	9/15/2016	8,788,959
23	2/15/2010	17,690,596	63	6/15/2013	13,183,438	103	10/15/2016	8,676,280
24	3/15/2010	17,577,917	64	7/15/2013	13,070,759	104	11/15/2016	8,563,601
25	4/15/2010	17,465,238	65	8/15/2013	12,958,080	105	12/15/2016	8,450,922
26	5/15/2010	17,352,559	66	9/15/2013	12,845,401	106	1/15/2017	8,338,243
27	6/15/2010	17,239,880	67	10/15/2013	12,732,722	107	2/15/2017	8,225,564
28	7/15/2010	17,127,201	68	11/15/2013	12,620,043	108	3/15/2017	8,112,885
29	8/15/2010	17,014,522	69	12/15/2013	12,507,364	109	4/15/2017	8,000,206
30	9/15/2010	16,901,843	70	1/15/2014	12,394,685	110	5/15/2017	7,887,527
31	10/15/2010	16,789,164	71	2/15/2014	12,282,006	111	6/15/2017	7,774,848
32	11/15/2010	16,676,485	72	3/15/2014	12,169,327	112	7/15/2017	7,662,169
33	12/15/2010	16,563,806	73	4/15/2014	12,056,648	113	8/15/2017	7,549,490
34	1/15/2011	16,451,128	74	5/15/2014	11,943,969	114	9/15/2017	7,436,811
35	2/15/2011	16,338,449	75	6/15/2014	11,831,290	115	10/15/2017	7,324,132
36	3/15/2011	16,225,770	76	7/15/2014	11,718,611	116	11/15/2017	7,211,453
37	4/15/2011	16,113,091	77	8/15/2014	11,605,932	117	12/15/2017	7,098,774
38	5/15/2011	16,000,412	78	9/15/2014	11,493,253	118	1/15/2018	6,986,095
39	6/15/2011	15,887,733	79	10/15/2014	11,380,575	119	2/15/2018	6,873,416
40	7/15/2011	15,775,054	80	11/15/2014	11,267,896	120	3/15/2018	6,760,737

i

Period	Payment Date Occurring In:	Scheduled Targeted Principal Balance	Period	Payment Date Occurring In:	Scheduled Targeted Principal Balance
121	4/15/2018	6,648,058	161	8/15/2021	2,140,900
122	5/15/2018	6,535,379	162	9/15/2021	2,028,221
123	6/15/2018	6,422,700	163	10/15/2021	1,915,542
124	7/15/2018	6,310,022	164	11/15/2021	1,802,863
125	8/15/2018	6,197,343	165	12/15/2021	1,690,184
126	9/15/2018	6,084,664	166	1/15/2022	1,577,505
127	10/15/2018	5,971,985	167	2/15/2022	1,464,826
128	11/15/2018	5,859,306	168	3/15/2022	1,352,147
129	12/15/2018	5,746,627	169	4/15/2022	1,239,469
130	1/15/2019	5,633,948	170	5/15/2022	1,126,790
131	2/15/2019	5,521,269	171	6/15/2022	1,014,111
132	3/15/2019	5,408,590	172	7/15/2022	901,432
133	4/15/2019	5,295,911	173	8/15/2022	788,753
134	5/15/2019	5,183,232	174	9/15/2022	676,074
135	6/15/2019	5,070,553	175	10/15/2022	563,395
136	7/15/2019	4,957,874	176	11/15/2022	450,716
137	8/15/2019	4,845,195	177	12/15/2022	338,037
138	9/15/2019	4,732,516	178	1/15/2023	225,358
139	10/15/2019	4,619,837	179	2/15/2023	112,679
140	11/15/2019	4,507,158	180	3/15/2023	—
141	12/15/2019	4,394,479	181	4/15/2023	—
142	1/15/2020	4,281,800	182	5/15/2023	—
143	2/15/2020	4,169,121	183	6/15/2023	—
144	3/15/2020	4,056,442	184	7/15/2023	—
145	4/15/2020	3,943,763	185	8/15/2023	—
146	5/15/2020	3,831,084	186	9/15/2023	—
147	6/15/2020	3,718,406	187	10/15/2023	—
148	7/15/2020	3,605,727	188	11/15/2023	—
149	8/15/2020	3,493,048	189	12/15/2023	—
150	9/15/2020	3,380,369	190	1/15/2024	—
151	10/15/2020	3,267,690	191	2/15/2024	—
152	11/15/2020	3,155,011	192	3/15/2024	—
153	12/15/2020	3,042,332	193	4/15/2024	—
154	1/15/2021	2,929,653	194	5/15/2024	—
155	2/15/2021	2,816,974	195	6/15/2024	—
156	3/15/2021	2,704,295	196	7/15/2024	—
157	4/15/2021	2,591,616	197	8/15/2024	—
158	5/15/2021	2,478,937	198	9/15/2024	—
159	6/15/2021	2,366,258	199	10/15/2024	—
160	7/15/2021	2,253,579	200	11/15/2024	—

ii